EXHIBIT (h)(3)

                         TRANSFER AGENCY AND SHAREHOLDER
                               SERVICES AGREEMENT

         Agreement made as of the 28th day of June, 1999, by Mackenzie Solutions (the "Trust") and Ivy Mackenzie Services Corp. ("IMSC"). Unless otherwise noted, capitalized terms used herein shall have the meanings set forth in Section 15 hereof.

         WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios (the "Funds") as may be established and designated from time to time;

         WHEREAS, the Trust desires transfer agency functions for the purpose of recording the transfer, issuance and redemption of shares and funds, transferring shares, disbursing dividends and other distributions to shareholders of the Trust and performing such other services as further agreed between the Trust and IMSC; and

         WHEREAS, the Trust desires certain shareholder services of IMSC with respect to such Funds as further agreed between the Trust and IMSC;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties agree as follows:

1. Appointment. The Trust hereby appoints IMSC to provide the transfer agency and shareholder services specified in this Agreement and any schedules to this Agreement with regard to such Funds as are agreed upon, currently consisting of International Solutions I - Conservative Growth; International Solutions II - Balanced Growth; International Solutions III - Moderate Growth; International Solutions IV - Long-Term Growth; and International Solutions V - Aggressive Growth, and IMSC hereby accepts such appointment. If the Board of Trustees of the Trust, pursuant to its Agreement and Declaration of Trust, hereafter establishes and designates a new Fund, IMSC agrees that it will act as transfer agent for that Fund according to the terms set forth herein. The Trustees shall cause a written notice to be sent to IMSC to the effect that it has established a new Fund and that it appoints IMSC as transfer agent and shareholder servicing agent for the new Fund. Such written notice must be received by IMSC in a reasonable period of time prior to the commencement of operations of the new Fund to allow IMSC, in the ordinary course of its business, to prepare to perform its duties for such new Fund.

2.       Compensation.

(a) The Trust will compensate IMSC for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees attached hereto as Schedule A and incorporated by reference herein. Schedule A does not include out-of-pocket expenses of IMSC, for which the Trust will reimburse IMSC monthly.

     Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges attached hereto as Schedule B and incorporated by reference herein. Schedule B may be modified by IMSC upon not less than 60 days prior written notice to the Trust, as mutually agreed upon. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by IMSC in the performance of its obligations hereunder.

(b) Any compensation agreed to hereunder may be adjusted from time to time by replacing Schedule A of this Agreement with a revised Fee Schedule, dated and signed by a duly authorized officer of each party hereto.

3. Duties of IMSC.

(a) IMSC shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and for providing certain shareholder services. The operating standards and procedures to be followed shall be determined by agreement between IMSC and the Trust and shall be expressed in a written schedule of the duties of IMSC, attached hereto as Schedule C and incorporated by reference herein.

(b) In addition to the duties expressly set forth in Schedule C to this Agreement, IMSC shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Trust and IMSC. Such other duties and functions shall be reflected in a written amendment to Schedule C, dated and signed by a duly authorized officer of each party hereto. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A pursuant to subparagraph 2(b) hereof.

(c) In rendering the services required under this Agreement, IMSC may, at its expense, employ, consult or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligation under this Agreement; provided that any such action shall not relieve IMSC of its responsibilities hereunder.

(d) In the event that IMSC provides any services to the Funds or pays or assumes any expenses of the Funds that IMSC is not obligated to provide, pay or assume under this Agreement, IMSC shall not be obligated hereby to provide the same or any similar service to the Funds or to pay or assume the same or any similar expenses of the Funds in the future; provided that nothing contained herein shall be deemed to relieve IMSC of any obligations to the Funds under any separate agreement or arrangement between the parties.

4. Documents. In connection with the appointment of IMSC (or as soon as practicable thereafter), the Trust shall furnish IMSC with the following documents:

(a) A copy of the resolutions of the Trustees authorizing the execution and delivery of this Agreement;

(b) Specimens of all account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Trust;

(c) A list of shareholders of the Funds for which IMSC provides services hereunder with the name, address and taxpayer identification number of each Shareholder, and the number of shares of the Funds held by each, certificate numbers and denominations (if any certificates have been issued) and lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor; and

(d) A signature card bearing the signatures of any officer of the Trust or other Authorized Person who will sign Written Instructions.

5. Further Documentation. The Trust will also furnish from time to time the following documents:

(a) Each resolution of the Trustees authorizing the original issuance of shares and the establishment and designation of any new Fund;

(b)  The  Registration   Statement  of  the  Trust  and  all  pre-effective  and
     post-effective amendments thereto filed with the Securities and Exchange Commission (the "SEC");

(c) A copy of each amendment to the Declaration of Trust and the By-laws of the Trust;

(d)  Copies of each vote of the Trustees designating Authorized Persons;

(e)  Certificates as to any change in any officer or Trustee of the Trust; and

(f)  Such other  certificates,  documents or opinions as IMSC  reasonably  deems
     appropriate  or  necessary  for  the  proper   performance  of  its  duties
     hereunder.

6. Records. All records required to be maintained and preserved by the Funds pursuant to the provisions or rules or regulations of the SEC under Section 31(a) of the Investment Company Act of 1940 (the "1940 Act") and maintained and preserved by IMSC on behalf of the Funds, including any such records maintained by IMSC in connection with the performance of its obligations hereunder, are the property of the Funds and shall be surrendered by IMSC promptly on request by the Funds; provided, that IMSC may at its own expense make and retain copies of any such records.

7. Software and Related Materials. All computer programs, written procedures, and similar items developed or acquired and used by IMSC in performing its obligations under this Agreement shall be the property of IMSC, and the Funds will not acquire any ownership interest therein or property rights with respect thereto.

8. Services to Other Clients. Nothing contained herein shall limit the freedom of IMSC or any affiliated person of IMSC to render services of the types contemplated hereby to other persons, firms or corporations, including but not limited to other investment companies, or to engage in other business activities.

9. Standard of Care. IMSC shall give the Funds the benefit of IMSC's best judgment and efforts in rendering to the Funds transfer agency and shareholder services pursuant to paragraph 3 of this Agreement. As an inducement to IMSC's undertaking to render these services, the Funds agree that IMSC shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever, except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect IMSC against any liability to the Funds or their shareholders to which IMSC would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of IMSC's duties under this Agreement or by reason of IMSC's reckless disregard of its obligations and duties hereunder.

10. Standard by IMSC; Instructions.

(a) IMSC will be protected in acting upon Written or Oral Instructions reasonably believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Trust. IMSC will also be protected in processing Share Certificates that it reasonably believes to bear the proper manual or facsimile signatures of a duly authorized officer of the Trust and that bear the proper countersignature of IMSC.

                  (b) IMSC may at any time apply to any Authorized Person of the Trust for Written Instructions and may consult legal counsel for the Trust, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Trust. Written Instructions requested by IMSC will be provided by the Trust within a reasonable period of time.

                  (c) Notwithstanding any of the foregoing provisions of this Agreement, IMSC shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;
(iii) the legality of the declaration of any dividend by the Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

11. Indemnification. The Trust will indemnify IMSC against and hold it harmless from any and all losses, claims, damages, liabilities or expenses resulting from any claim, demand, action or suit not resulting from the bad faith or negligence of IMSC or its agents or subcontractors, and arising out of, or in connection with, its duties on behalf of the Trust hereunder. Except for any losses, claims, damages, liabilities or expenses resulting from the willful misfeasance, bad faith or gross negligence of IMSC or its agents or subcontractors, the Trust will indemnify IMSC against and hold it harmless from any and all losses, claims, damages liabilities or expenses resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or any other instructions, or share certificates reasonably believed by IMSC to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by IMSC to have been given by counsel for the Trust; or (iii) any action taken as a result of any error or omission caused by the Trust or any of its authorized agents in any record (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) delivered, or caused to be delivered by the Trust to IMSC in connection with this Agreement provided that said information was not contingent on transfer agent records.

         In any case in which the Trust may be asked to indemnify or hold IMSC harmless, the Trust shall be advised of all pertinent facts concerning the situation in question and IMSC will use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend IMSC against any claim that may be the subject of any such indemnification, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and satisfactory to IMSC, and thereupon the Trust shall take over complete defense of the claim and IMSC shall sustain no further legal or other expenses in such situation for which it seeks indemnification under this section 11. IMSC will not confess any claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties pursuant to this section shall survive the termination of this Agreement.

12. Amendment. Except as may be provided otherwise herein, this Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

13.      Assignment.

(a) Except as provided in Section 13(c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

(b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

(c) IMSC may, with notice to and consent on the part of the Trust, which consent shall not be unreasonably withheld, subcontract for the performance of certain services under this Agreement to qualified service providers, which shall be registered as transfer agents under Section 17A of the Securities Exchange Act of 1934 if such registration is required; provided, however, that IMSC shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

14. Termination of Agreement. This Agreement may be terminated with respect to a Fund, without the payment of any penalty, by IMSC upon at least ninety (90) days prior written notice to the Trust, or by a Fund upon at least sixty (60) days prior written notice to IMSC; provided, that in the case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees. This Agreement shall automatically and immediately terminate in the event of its assignment by IMSC, or IMSC's assignment or transfer of any interest hereunder, without the prior written consent of the Funds as provided in section 13 hereof.

15. Interpretation and Definition of Terms. Any question or interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any. Specifically, the terms "interested persons," "assignment" and "affiliated person," as used in this Agreement, shall have the meanings assigned to them by
Section 2(a) of the 1940 Act. In addition, whenever used in this Agreement, the following words and phrases, unless the context requires, shall have the following meaning.

(a) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Trust, or any other person, whether or not such person is an officer or employee of the Trust, duly authorized to give Oral Instructions or Written Instructions on behalf of the Trust.

(b) "Custodian" refers to the custodian and any subcustodian of all securities and other property that the Trust may from time to time deposit, or cause to be deposited or held under the name or account of such custodian;

(c) "Agreement and Declaration of Trust" shall mean the Declaration of Trust of the Trust dated November 20, 1998, as amended from time to time;

(d)  "Oral   Instructions"   shall  mean   instructions,   other  than   Written
Instructions, actually received by IMSC from a person reasonably believed by IMSC to be an Authorized Person;

(e) "Prospectus" shall mean the Trust's current prospectus and statement of additional information relating to the registration of the Trust's Shares under the Securities Act of 1933, as amended, and the 1940 Act;

(f)  "Shares" refers to shares of beneficial interest of each Fund of the Trust;

(g)  "Shareholder" means a record owner of Shares; and

(h) "Written Instructions" shall mean a written communication signed by a person reasonably believed by IMSC to be an Authorized Person and actually received by IMSC.

16.      Miscellaneous.

(a) This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

(b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(c) The Trust's Agreement and Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

(d) This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                MACKENZIE SOLUTIONS


                                By: /s/ KEITH J. CARLSON

                                      Keith J. Carlson, President


                                IVY MACKENZIE SERVICES CORP.


                                By: /s/ C. WILLIAM FERRIS

                                      C. William Ferris, President

                                   Schedule A

                              Monthly Fee Schedule

  Class of Shares               Annual Fee Rate per Account

         A                         $20.00 (open accounts)
                                   $ 4.58 (closed accounts)
         B
                                   $20.00 (open accounts)
                                   $ 4.58 (closed accounts)
         C
                                   $20.00 (open accounts)
                                   $ 4.58 (closed accounts)

         I                         $10.25 (open accounts)
                                   $ 4.58 (closed accounts)

      Advisor                      $20.00 (open accounts)
                                   $ 4.58 (closed accounts)

                                   Schedule B

                             OUT-OF-POCKET EXPENSES

         The Trust shall reimburse IMSC monthly for the following out-of-pocket expenses:

o postage and mailing (of shareholder statements, confirmations, dividend checks, year-end tax information returns, and other shareholder or custodian communications)
o        mailing including labor charges
o        forms (statement stock, envelopes, internal forms)
o        proxy mailings
o        outgoing wire charges
o        checkwriting drafts
o        National Securities Clearing Corporation transactions
o        Fed check clearing charges
o        dedicated toll-free telephone charges
o        if applicable, magnetic tape and freight
o        long-term off-site retention of records
o        microfilm/microfiche
o        stationery
o terminals, transmitting lines and any expenses incurred in connection with such terminals and lines (between IMSC and the Custodian)
o any other miscellaneous expenses reasonably incurred by IMSC as mutually agreed upon.

The Trust agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with IMSC. In addition, the Trust will promptly reimburse IMSC for any other expenses incurred by IMSC as to which the Trust and IMSC mutually agree in writing that such expenses are not otherwise properly borne by IMSC as part of its duties and obligations under the Agreement.

                                   Schedule C

                                 DUTIES OF IMSC
                     (See Exhibit 1 for Summary of Services)

1. Shareholder Information. IMSC shall maintain a record of the number of Shares held by each holder of record which shall include their addresses and taxpayer identification numbers and which shall indicate whether such shares are held in certificated or uncertificated form.

2. Shareholder Services. IMSC shall at its expense provide such of the following shareholder and shareholder-related services as are required by the Funds or their shareholders:

(i) processing wire order purchase and redemption requests transmitted or delivered to IMSC's (or Mackenzie Investment Management Inc.'s ("MIMI's")) office;

(ii) coordinating and monitoring purchase, redemption and transfer requests transmitted by dealers to IMSC (or MIMI) through the facilities of the National Securities Clearing Corporation;

(iii)responding to written, telephonic and in-person inquiries from existing shareholders requesting information regarding matters such as shareholder account or transaction status, the net asset value of a Fund's shares, a Fund's performance, a Fund's services and options, a Fund's investment policies and portfolio holdings, and a Fund's distribution and the taxation thereof.

(iv) resolving shareholder account problems that are identified by either shareholders or brokers;

(v) dealing with shareholder complaints and other correspondence directed to or brought to the attention of IMSC (or MIMI);

(vi) generating or developing and distributing special data, notices, reports, programs and literature required by large shareholders, by shareholders with specialized informational needs, or by shareholders generally in light of developments such as changes in tax or securities laws; and

(vii)providing executive, clerical and secretarial personnel competent to carry out the above responsibilities.

3. State Registration Reports. IMSC shall furnish the Trust on a state-by-state basis, sales reports, such periodic and special reports as the Trust may reasonably request, and such other information, including Shareholder lists and statistical information concerning accounts, as may be agreed upon from time to time between the Trust and IMSC. Additionally, state-by-state sales information shall be supplied in a manner and form which will support the existing blue sky system owned by the Trust.

4.       Share Certificates.

(a) At the expense of the Trust, IMSC shall maintain an adequate supply of blank share certificates for each Fund to meet Ivy's Management's requirements therefor. Such share certificates shall be properly signed by facsimile. The Trust agrees that, notwithstanding the death, resignation, or removal of any officer of the Trust whose signature appears on such certificates, IMSC may continue to countersign certificates which bear such signatures until otherwise directed by the Trust.

(b) IMSC shall issue replacement share certificates in lieu of certificates which have been lost, stolen or destroyed without any further action by the Board of Trustees or any officer of the Trust, upon receipt by IMSC of properly executed affidavits and lost certificate bonds, in form satisfactory to IMSC, with the Trust and IMSC as obligees under the bond.

(c) IMSC shall also maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record. With respect to shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, IMSC shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification numbers. IMSC shall further maintain a stop transfer record on lost and/or replaced certificates.

5. Mailing Communications to Shareholders: Proxy Materials. IMSC will address and mail to Shareholders of the Trust, all reports to Shareholders, dividend and distribution notices and proxy material for the Trust's meetings of
Shareholders. In connection with meetings of Shareholders, IMSC will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

6.       Sales of Shares.

(a) Processing of Investment Checks or Other Investments. Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of the Trust, or drawn or endorsed to the Trust or Mackenzie Investment Management Inc. as the distributor of the Trust's Shares for the purchase of Shares, IMSC shall stamp the check with the date of receipt, shall forthwith process the same for collection and, shall record the number of Shares sold, the trade date and price per Share, and the amount of money to be delivered to the Custodian for the sale of such Shares.

(b) Issuance of Shares. Upon receipt of notification that the Custodian has received the amount of money specified in the immediately preceding paragraph, IMSC shall issue to and hold in the account of the purchases/shareholder, or if no account is specified therein, in a new account established in the name of the purchases, the number of Shares such purchaser is entitled to receive, as determined in accordance with applicable laws or regulations.

(c) Confirmation. IMSC shall send to the purchaser/shareholder a confirmation of each purchase which will show the new share balance, the Shares held under a particular plan, if any, for withdrawing investments, the amount invested and the price paid for the newly purchased Shares, or will be in such other form as the Trust and IMSC may agree from time to time.

(d) Suspension of Sales of Shares. IMSC shall not be required to issue any Shares of the Trust where it has received a Written Instruction from the Trust or written notice from any appropriate Federal or state authority that the sale of the Shares of the Trust has been suspended or discounted, and IMSC shall be entitled to rely upon such Written Instructions or written notification.

(e) Taxes in Connection with Issuance of Shares. Upon the issuance of any Shares in accordance with the foregoing provisions of this paragraph, IMSC shall not be responsible for the payment of any original issue or other taxes required to be paid in connection with such issuance.

(f) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, IMSC shall: (i) give prompt notice of such return to the Trust or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as IMSC may from time to time deem appropriate.

7.       Redemptions.

(a) Requirements for Transfer of Redemption of Shares. IMSC shall process all requests from shareholders to transfer or redeem Shares in accordance with the procedures set forth in the Trust's Prospectus or as authorized by the Trust pursuant to Written Instructions, including, but not limited to, all requests from shareholders to redeem Shares of each Fund and all determinations of the number of Shares required to be redeemed to fund designated monthly payments, automatic payments or any other such distribution or withdrawal plan.

     IMSC will transfer or redeem Shares upon receipt of Written Instructions and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as IMSC reasonably may deem necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any.

     IMSC reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine, and for that purpose it will require a guarantee of signature by a guarantor meeting eligibility standards as may be adopted by IMSC from time to time in accordance with applicable law. IMSC also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which IMSC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

     IMSC may, in effecting transactions, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the provisions of Article 8 of the Uniform Commercial Code, as the same may be amended from time to time in the Commonwealth of Massachusetts, which in the opinion of legal counsel for the Trust or of its own legal counsel protect it in not requiring certain documents in connection with the transfer or redemption of Shares. The Trust may authorize IMSC to waive the signature guarantee in certain cases by Written Instructions.

(b) Notice to Custodian and Trust. When Shares are redeemed, IMSC shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Trust a notification setting forth the applicable Fund and the number of Shares to be redeemed. Such redemptions shall be reflected on appropriate accounts maintained by IMSC reflecting outstanding Shares of the Trust and Shares attributed to individual accounts and, if applicable, any individual withdrawal or distribution plan.

(c) Payment of Redemption Proceeds. IMSC shall, upon receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay to the Shareholder, or his authorized agent or legal representative, such moneys are received from the Custodian, all in accordance with the redemption procedures described in the Trust's Prospectus. The Trust shall indemnify IMSC for any payment of redemption proceeds or refusal to make such payment if the payment or refusal to pay is in accordance with said written procedures.

     IMSC shall not process or effect any redemptions pursuant to a plan of distribution or redemption or in accordance with any other shareholder request upon the receipt by IMSC of notification of the suspension of the determination of the Trust's net asset value.

8.       Dividends.

(a) Notice to IMSC and Custodian. Upon the declaration of each dividend and/or distribution by the Trust with respect to Shares of a Fund, the Trust shall notify IMSC, with respect to Shares of such Fund, of (i) the date of the declaration of such dividend or distribution, (ii) the ex-dividend date, (iii) the date of payment thereof, (iv) the record date as of which shareholders entitled to payment shall be determined, (v) the amount payable per Share to the Shareholders of record as of that date, (vi) the total amount payable to IMSC on the payment date and (vii) whether such dividend or distribution is to be paid in Shares of such class at net asset value.

     On or before the payment date, the Trust will direct the Custodian of the Trust to pay to IMSC sufficient cash to make payment of the dividend and/or distribution to the shareholders of record as of such payment date.

(b) Payment of Dividends by IMSC. Unless otherwise elected by a shareholder, IMSC will, on the designated payment date, automatically reinvest all dividends in additional Shares at net asset value (determined on dividend reinvestment valuation date established by the Trust), and mail to each shareholder at his address of record, or such other address as the shareholder may have designated, a statement showing the number of full and fractional Shares (rounded to three decimal places) then currently owned by the shareholder and the net asset value of the Shares so credited to the shareholder's account. All other dividends shall be paid in cash, by check, to shareholders or their designees.

(c) Insufficient Funds for Payments. If IMSC does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all shareholders of a Fund of the Trust as of the record date, IMSC will, upon notifying the Trust, withhold payment to all shareholders of record as of the record date until such sufficient cash is provided to IMSC.

(d) Information Returns. It is understood that IMSC shall file such appropriate information returns concerning the payment of dividends, return of capital and capital gain distributions with the proper Federal, state and local authorities as are required by law to be filed and shall be responsible for the withholding of taxes, if any, due on such dividends or distributions to Shareholders when required to withhold taxes under applicable law.

                                    EXHIBIT 1
                                 (to Schedule C)

                               Summary of Services

         The services to be performed by IMSC shall be as follows:

A.       DAILY RECORDS

     Maintain daily on disc the following information with respect to each shareholder account as received:

-    Name and Address (Zip Code)

-    Balance of Shares held by IMSC

-    State of residence code

-    Beneficial owner code:  i.e., male, female, joint tenant, etc.

-    Dividend code (reinvestment)

-    Number of Shares held in certificate form

-    Telephone number

-    Tax information (certified tax information number, any back-up withholding)

B.   OTHER DAILY ACTIVITY

-    Answer written inquiries received by IMSC relating to
     shareholder  accounts  (matters relating to portfolio
     management,   distribution   of   Shares   and  other
     management policy questions will be referred to Trust).

- Furnish a Statement of Additional Information to any shareholder who requests (in writing or by telephone) such statement from IMSC.

- Examine and process Share purchase applications in accordance with the Prospectus.

- Furnish Forms W-9 and W-8 to all shareholders whose initial subscriptions for Shares did not include taxpayer identification numbers.

- Process additional payments into established shareholder accounts in accordance with the Prospectus.

- Upon receipt of proper instructions and all required documentation, process requests for redemption of Shares.

- Accounting for the Trust's front-end sales commissions and brokers' commissions.

- Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agreed by IMSC and the Trust.

- Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.

-        Issue and mail replacement checks.

C.       REPORTS PROVIDED TO THE TRUST

                  Furnish the following reports to the Trust:

-        Daily financial totals

-        Monthly Form N-SAR information (sales/redemption)

-        Monthly report of outstanding Shares

-        Monthly analysis of accounts by beneficial owner code

-        Monthly analysis of accounts by share range

D.       DIVIDEND ACTIVITY

- Calculate and process Share dividends and distributions as instructed by the Trust.

- Compute, prepare and mail all necessary reports to shareholders, federal and/or state authorities as requested by the Trust.

E.       MEETINGS OF SHAREHOLDERS

- Cause to be mailed proxy and related material for all meetings of shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of IMSC or its agents) and supply daily reports when proxies are being solicited.

-        Prepare and submit to the Trust an Affidavit of Mailing.

-        At the time of the meeting,  furnish a certified list
         of   shareholders,   hard  copy,   microfilm   and/or
         microfiche, if requested by the Trust.

F.       PERIODIC ACTIVITIES

- Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Trust (material must be adaptable to mechanical equipment of IMSC or its agents).